INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OAO Technology Solutions, Inc. on Form S-8 of our report dated February 9, 2000, appearing in the Annual Report on Form 10-K of OAO Technology Solutions, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
McLean, Virginia
May 5, 2000